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                    EXHIBITS FOR S-1 REGISTRATION STATEMENT
                      OF METRO INFORMATION SERVICES, INC.


EXHIBIT 23.3  CONSENT OF ___________________ TO SERVE AS DIRECTOR.



                           FORM OF CONSENT OF NEW DIRECTOR

                           CONSENT OF ____________________

     In reference to the Registration Statement on Form S-1 and the related Prospectus of Metro Information Services, Inc. (File No. 333-16585), I hereby consent to the references to me under the caption "MANAGEMENT - Executive Officers and Directors" of such Registration Statement and confirm that I have agreed to join the Board of Directors of Metro Information Services, Inc. upon the consummation of the offering contemplated by such Registration Statement.


_____________, __________         _____________________________
City, State                  Name



_________________________
Date Signed